Exhibit 23

[DELOITTE  & TOUCHE LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73202, 333-40289 and 333-105632 on Form S-8 of our report dated June 8, 2007, relating to the financial statements and supplemental schedule of The Savings and Profit Sharing Fund of Allstate Employees (the “Fund”), appearing in this Annual Report on Form 11-K of the Fund for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

June 22, 2007
Chicago, Illinois